State of New York )
) ss.
County of New York )

OATH OF INSPECTOR OF ELECTION

I, Vito Cirone having been appointed to act as Inspector of Election at the Annual Meeting of the stockholders of Lottery.Com Inc., held on Monday the 9th day of February 2026, do solemnly swear that I will faithfully, honestly, with strict impartiality perform the duties of Inspector of Election at such meeting, and to the best of my ability will examine the ballots and canvass the votes cast at such meeting and truthfully and accurately report the results thereof.

Vito Cirone
Inspector of Election

Subscribed and sworn to
before me, a notary public,

This 9 day of February, 2026

Notary Public

KENNETH D WHITE
Notary Public - State of New York
NO. 01WH6437459
Qualified in Kings County
My Commission Expires Aug 1, 2026